Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Sam Cohen or Joseph Caminiti Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

NEW POWER PLANTS AND STRONG ENERGY PRICES DRIVE SIGNIFICANT TOP LINE AND OPERATING INCOME EXPANSION

HIGHLIGHTS

●	TOTAL REVENUES FOR THE THIRD QUARTER INCREASED BY 10.7% YEAR OVER YEAR DRIVEN BY CONTINUED GROWTH IN LEADING ELECTRICITY SEGMENT

●	OPERATING INCOME INCREASED 8.1% YEAR OVER YEAR

RENO, Nev. November 2, 2022, Ormat Technologies, Inc. (NYSE: ORA), a leading geothermal, energy storage, solar PV and recovered energy power company, today announced financial results for the third quarter ended September 30, 2022.

KEY FINANCIAL RESULTS

	Q3 2022	Q3 2021	Change (%)	9-months 2022	9-months 2021	Change (%)
GAAP Measures
Revenues ($ millions)
Electricity	152.8	142.7	7.1%	466.5	421.5	10.7%
Product	14.2	10.5	35.1%	39.2	26.6	47.6%
Energy Storage	8.8	5.7	56.2%	22.9	24.0	(4.6)%
Total Revenues	175.9	158.8	10.7%	528.7	472.1	12.0%

Gross Profit ($ millions)	61.1	63.1	-3.2%	188.6	188.8	(0.1)%

Gross margin (%)
Electricity	36.5%	42.8%		38.5%	41.8%
Product	18.0%	12.8%		9.2%	12.8%
Energy Storage	31.5%	12.2%		24.3%	37.5%
Gross margin (%)	34.7%	39.8%		35.7%	40.0%

Operating income ($ millions)	38.9	36.0	8.1%	122.6	114.5	7.1%
Net income attributable to the Company’s stockholders ($ millions)	18.1	14.9	21.5%	47.8	43.2	10.7%
Diluted EPS ($)	0.32	0.26	23.1%	0.85	0.77	10.4%

Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders ($ millions)	18.8	17.8	5.3%	50.8	55.7	(8.8)%
Adjusted Diluted EPS ($)	0.33	0.32	2.5%	0.90	0.99	(9.3)%
Adjusted EBITDA[1] ($ millions)	102.2	101.6	0.6%	310.8	285.4	8.9%

“Ormat’s third quarter financial performance demonstrated strong growth to our consolidated top-line, driven by continued momentum in our Electricity and Energy Storage Segments along with a notable improvement in our Product Segment,” said Doron Blachar, Ormat’s Chief Executive Officer. “Our fourth consecutive quarter of top-line growth drove expansion in both our Operating income and Net income. Adjusted EBITDA was flat year-over-year driven by the absence of $15.8 million of insurance proceeds received in relation to the Puna power plant in Hawaii during the third quarter of last year. Also, gross margin of the Electricity segment was impacted by the insurance proceeds related to Puna, and excluding that, gross margin in the third quarter 2022 increased by 4.5% compared to last year. The continued growth in our Electricity segment was supported by CD4 and Tungsten 2, which commenced commercial operation in the last quarter, as well as increased operations and higher electricity rates at Puna in the third quarter. In the Product segment, newly negotiated and signed contracts have improved our margins while strengthening our backlog. Additionally, the increase in energy prices has boosted energy storage revenues.”

“We remain on track with the commercial operation of most of our geothermal projects. Despite a short-term delay for some of our energy storage assets that will not contribute revenues in 2022, we benefited from the increase in energy prices for our energy storage operating assets. We continue to see strong global tailwinds for renewables, specifically in the USA and Indonesia. The elevated global price environment for fossil fuels and increased focus on energy security supports our long-term plans to increase our combined geothermal, energy storage and solar generating portfolio to approximately 1.5 GW by 2023 and to deliver an annual Adjusted EBITDA of approximately $500 million on a run-rate basis towards the end of 2022,” Blachar added.

FINANCIAL AND RECENT BUSINESS HIGHLIGHTS

•

Net income attributable to the Company's stockholders and diluted EPS for the third quarter of 2022 increased 21.5% and 23.1%, respectively, versus the prior year period. This was a result of the increase in operating income driven by all operating segments.

•	Adjusted Net income attributable to the Company's stockholders and adjusted diluted EPS for the third quarter of 2022 increased 5.3% and 2.5%, respectively, compared to last year.

•

Adjusted EBITDA for the third quarter of 2022 was $102.2 million, an increase of 0.6% compared to $101.6 million in 2021, supported by an 8.1% increase in operating income driven mainly by the reduction in G&A expenses due to lower legal expenses. This increase was offset by the absence of $15.8 million in insurance proceeds received in the third quarter last year.

•

Electricity segment revenues increased 7.1% for the third quarter of 2022, compared to 2021, driven by the Tungsten and CD4 plants each reaching their respective CODs and the Puna plant garnering higher capacity along with improved energy rates. The segment revenue was partially offset by the shutdown of the Heber 1 power plant due to fire.

•

Electricity segment gross margin decreased to 36.5%. This decrease was driven by one-off business interruption insurance proceeds of $15.5 million in relation to the Puna power plant in Hawaii, recorded in the third quarter last year, causing a higher-than-normal gross margin of 42.8% in the third quarter of 2021. Excluding these business interruption proceeds, gross margin was 32.0%, an increase of 4.5% compared to last year.

•

We recorded in the third quarter of 2022 $4.0 million of insurance proceeds related to Heber 1 and a total of $7.4 million in the nine months of 2022 as a reduction of the electricity cost of revenues.

•	Product segment revenues increased 35.1% to $14.2 million due to new contracts signed in 2022.

•

Product segment backlog grew this quarter by approximately 150% compared to the second quarter of 2022 driven by the $100 million in contracts signed in the third quarter. Backlog stands at $137.1 million as of November 3, 2022.

•	Energy storage segment revenues increased 56.2% to $8.8 million, primarily driven by the increase in merchant prices in our main markets.

IN ADDITION, THE COMPANY:

•

Signed a 15-year power purchase agreement (tolling agreement) with California utility for the 80MW/320MWh Bottleneck Battery Energy Storage System located in California, subject to CPUC approval. The Bottleneck project is the largest energy storage project currently under construction and we expect to complete its construction by year end 2023 and start selling services under the Energy Storage PPA in early 2024.

•	Commenced commercial operation of the 30MW CD4 geothermal project.

•	Secured $100 million of Supply and EPC Contracts in New Zealand and Indonesia.

2022 GUIDANCE

•	Total revenues of between $720 million and $735 million.

•	Electricity segment revenues between $630 million and $638 million.

•	Product segment revenues of between $60 million and $67 million.

•	Energy Storage revenues of $30 million.

•

Adjusted EBITDA to be between $430 million and $442 million, including $15 million for business interruption insurance proceeds, of which $10 million were recorded in the nine months ended September 30, 2022.

◦	Adjusted EBITDA attributable to minority interest of approximately $35 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three months ended September 30, 2022. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On November 2, 2022, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on November 30, 2022, to stockholders of record as of the close of business on November 16, 2022.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Thursday, November 3 at 9:00 a.m. ET. The call will be available as a live, listen-only webcast at investor.ormat.com. During the webcast, management will refer to slides that will be posted on the website. The slides and accompanying webcast can be accessed through the News & Events in the Investor Relations section of Ormat’s website. A replay of the webcast will be available approximately 120 minutes after the conclusion of the live call and will be archived for 12 months.

Investors may access the call by dialing:

Canadian participant dial in (toll free):	1-833-950-0062
United States participant international dial-in:	1-844-200-6205
All other locations:	+1-929-526-1599
Access code:	299253

Conference replay

US Toll Free:	1-866-813-9403
Canada:	1-226-828-7578
International Toll:	+44-204-525-0658
Replay Access Code:	042163

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,173 MW with a 1,085 MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and an 88 MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2022, and in Ormat’s subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three and Nine-Month Periods Ended September 30, 2022, and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per share data)
Revenues:
Electricity	152,820	142,651	466,540	421,503
Product	14,217	10,527	39,237	26,580
Energy storage	8,848	5,664	22,896	24,012
Total revenues	175,885	158,842	528,673	472,095
Cost of revenues:
Electricity	97,053	81,549	287,091	245,136
Product	11,664	9,182	35,644	23,180
Energy storage	6,060	4,971	17,324	15,017
Total cost of revenues	114,777	95,702	340,059	283,333
Gross profit	61,108	63,140	188,614	188,762
Operating expenses:
Research and development expenses	1,238	1,175	3,690	3,179
Selling and marketing expenses	4,093	2,671	12,410	10,935
General and administrative expenses	16,057	23,554	47,155	60,400
Business interruption insurance income	—	(248)	—	(248)
Impairment charge	—	—	1,954	—
Write-off of unsuccessful exploration activities	827	—	827	—
Operating income	38,893	35,988	122,578	114,496
Other income (expense):
Interest income	1,659	519	2,180	1,590
Interest expense, net	(22,403)	(22,230)	(63,902)	(59,872)
Derivatives and foreign currency transaction gains (losses)	(293)	(21)	(4,031)	(16,229)
Income attributable to sale of tax benefits	9,113	7,879	26,345	21,654
Other non-operating income (expense), net	673	44	(512)	(308)
Income from operations before income tax and equity in earnings (losses) of investees	27,642	22,179	82,658	61,331
Income tax (provision) benefit	(7,227)	(2,048)	(23,520)	(9,323)
Equity in earnings (losses) of investees, net	(589)	649	(1,574)	1,796
Net income	19,826	20,780	57,564	53,804
Net income attributable to noncontrolling interest	(1,716)	(5,878)	(9,764)	(10,617)
Net income attributable to the Company's stockholders	18,110	14,902	47,800	43,187
Earnings per share attributable to the Company's stockholders:
Basic:	0.32	0.27	0.85	0.77
Diluted:	0.32	0.26	0.85	0.77
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	55,999	56,003	56,058	55,995
Diluted	56,457	56,298	56,479	56,413

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended September 30, 2022, and December 31, 2021

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	154,633	239,278
Marketable securities at fair value	—	43,343
Restricted cash and cash equivalents	98,402	104,166
Receivables:
Trade	117,277	122,944
Other	20,646	18,144
Inventories	29,805	28,445
Costs and estimated earnings in excess of billings on uncompleted contracts	17,354	9,692
Prepaid expenses and other	36,858	35,920
Total current assets	474,975	601,932
Investment in unconsolidated companies	117,182	105,886
Deposits and other	38,250	78,915
Deferred income taxes	134,585	143,450
Property, plant and equipment, net	2,509,932	2,294,973
Construction-in-process	795,891	721,483
Operating leases right of use	20,958	19,357
Finance leases right of use	3,974	6,414
Intangible assets, net	339,042	363,314
Goodwill	89,742	89,954
Total assets	4,524,531	4,425,678

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	159,637	143,186
Billings in excess of costs and estimated earnings on uncompleted contracts	14,034	9,248
Current portion of long-term debt:
Limited and non-recourse (primarily related to VIEs):	76,668	61,695
Full recourse	101,268	313,846
Financing Liability	16,270	10,835
Operating lease liabilities	2,291	2,564
Finance lease liabilities	1,860	2,782
Total current liabilities	372,028	544,156
Long-term debt, net of current portion:
Limited and non-recourse:	478,941	539,664
Full recourse:	693,159	740,335
Convertible senior notes	420,250	—
Financing liability	225,759	242,029
Operating lease liabilities	18,302	16,462
Finance lease liabilities	2,202	4,361
Liability associated with sale of tax benefits	117,113	134,953
Deferred income taxes	77,787	84,662
Liability for unrecognized tax benefits	6,572	5,730
Liabilities for severance pay	13,601	15,694
Asset retirement obligation	92,426	84,891
Other long-term liabilities	5,682	4,951
Total liabilities	2,523,822	2,417,888

Commitments and contingencies
Redeemable noncontrolling interest	8,433	9,329

Equity:
The Company's stockholders' equity:
Common stock	56	56
Additional paid-in capital	1,256,058	1,271,925
Treasury stock, at cost	(17,964)	0
Retained earnings	612,832	585,209
Accumulated other comprehensive income (loss)	(4,477)	(2,191)
Total stockholders' equity attributable to Company's stockholders	1,846,505	1,854,999
Noncontrolling interest	145,771	143,462
Total equity	1,992,276	1,998,461
Total liabilities, redeemable noncontrolling interest and equity	4,524,531	4,425,678

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three- and Nine-Month Periods Ended September 30, 2022, and 2021

We calculate EBITDA as net income before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for (i) termination fees, (ii) impairment of long-lived assets, (iii) write-off of unsuccessful exploration activities, (iv) any mark-to-market gains or losses from accounting for derivatives, (v) merger and acquisition transaction costs, (vi) stock-based compensation, (vii) gain or loss from extinguishment of liabilities, (viii) gain or loss on sale of subsidiary and property, plant and equipment and (ix) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. We use EBITDA and Adjusted EBITDA as a performance metric because it is a metric used by our Board of Directors and senior management in evaluating our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three- and nine-month periods ended September 30, 2022, and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands)		(Dollars in thousands)
Net income	$19,826	$20,780	$57,564	$53,804
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	20,744	21,711	61,722	58,282
Income tax provision (benefit)	7,227	2,048	23,520	9,323
Adjustment to investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla	3,150	2,889	9,441	8,253
Depreciation and amortization	48,863	47,548	142,966	130,503
EBITDA	$99,810	$94,976	$295,213	$260,165

Mark-to-market (gains) or losses from accounting for derivative	(1,234)	—	2,677	1,096
Stock-based compensation	2,816	2,120	8,629	6,840
Make-whole premium related to long-term debt prepayment	—	—	1,102	—
Reversal of a contingent liability	—	—	—	(418)
Allowance for bad debts	—	—	115	2,980
Hedge losses resulting from February power crisis in Texas	—	—	—	9,133
Write-off related to Storage projects and activity	—	—	1,953	—
Merger and acquisition transaction costs	—	4,539	249	5,497
Other write-off	—	—	—	134
Write-off of unsuccessful exploration activities	827	—	827	—
Adjusted EBITDA	$102,219	$101,635	$310,765	$285,427

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Diluted Adjusted EPS for the three- and nine-month periods ended September 30, 2022, and 2021

Adjusted Net Income attributable to the Company’s stockholders and Diluted Adjusted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributable to the Company’s stockholders and Diluted Adjusted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP Net income attributable to the Company's stockholders	18.1	14.9	47.8	43.2
One-time net expense related to February power crisis in Texas, net of taxes	—	—	—	8.8
Write-off of Energy Storage projects and assets	—	—	1.5	—
Exploration w/o	0.7		0.7
M&A costs	—	2.9	—	3.7
Make-whole premium related to repayment of long-term debt	—	—	0.8	—
Adjusted Net income attributable to the Company's stockholders	18.8	17.8	50.8	55.7
GAAP diluted EPS	0.32	0.26	0.85	0.77
One-time net expense related to February power crisis in Texas, net of taxes	—	—	—	0.16
Write-off of Energy Storage projects and assets	—	—	0.03	—
Exploration w/o	0.01		0.01
M&A costs	—	0.06	—	0.07
Make-whole premium related to repayment of long-term debt	—	—	0.01	—
Diluted Adjusted EPS ($)	0.33	0.32	0.90	0.99